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                                   Exhibit A

                           Agreement of Joint Filing
                           -------------------------

     The undersigned hereby agree that they are filing jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, the statement dated September 9, 1997 containing the information required by Schedule 13D, for the 1,675,750 shares of the common stock of Osicom Technologies, Inc., held of record by VantagePoint Venture Partners 1996, a Delaware limited partnership.

September 9, 1997

                         VANTAGEPOINT VENTURE PARTNERS 1996, a Delaware limited partnership

                         By VANTAGEPOINT ASSOCIATES, L.L.C., a Delaware limited liability company, its General Partner


                         By: /s/ James D. Marver
                             -------------------
                                 James D. Marver
                                 Managing Member



                         VANTAGEPOINT ASSOCIATES, L.L.C., a Delaware limited liability company


                         By:/s/ James D. Marver
                            -------------------
                                James D. Marver
                                Managing Member



                         /s/ James D. Marver
                         -------------------
                         James D. Marver



                         /s/ Alan E. Salzman
                         -------------------
                         Alan E. Salzman